EXHIBIT 11

                         Washington Trust Bancorp, Inc.
           Computation of Primary and Fully Diluted Earnings Per Share
              For the Years Ended December 31, 1996, 1995 and 1994



                                                       1996                 1995                 1994
                                                  ---------------      ---------------      ---------------
Primary:
Weighted average shares                                4,326,904            4,249,454            4,224,741
Common stock equivalents                                 155,935              115,848               83,799
                                                  ---------------      ---------------      ---------------

Primary weighted average shares                        4,482,839            4,365,302            4,308,540
                                                  ---------------      ---------------      ---------------


Fully diluted:
Weighted average shares                                4,326,904            4,249,454            4,224,741
Common stock equivalents                                 181,530              158,521               84,421
                                                  ---------------      ---------------      ---------------

Fully diluted weighted average shares                  4,508,434            4,407,975            4,309,162
                                                  ---------------      ---------------      ---------------


Net income                                            $8,425,338           $7,687,967           $6,264,640
                                                  ---------------      ---------------      ---------------


Primary earnings per share                                 $1.88                $1.76                $1.45
                                                  ---------------      ---------------      ---------------


Fully diluted earnings per share                           $1.87                $1.74                $1.45
                                                  ---------------      ---------------      ---------------